EXHIBIT 21.1


              SUBSIDIARIES OF WILSON GREATBATCH TECHNOLOGIES, INC.


Subsidiary                                                                   Incorporated
----------                                                                   ------------
WGL Intermediate Holdings, Inc.                                              Delaware
(direct subsidiary of Wilson Greatbatch Technologies, Inc.)

Wilson Greatbatch Ltd.                                                       New York
(direct subsidiary of WGL Intermediate Holdings, Inc.)

Greatbatch LLC                                                               Delaware
(direct subsidiary of Wilson Greatbatch Ltd.)

Greatbatch Technologias de Mexico, S. de C.V.                                Mexico
(owned 99% by Greatbatch LLC & 1% by WGL Intermediate Holdings, Inc.)

Greatbatch-Hittman, Inc.                                                     Delaware
(direct subsidiary of Wilson Greatbatch Ltd.)

Greatbatch-Sierra, Inc.                                                      Delaware
(direct subsidiary of Greatbatch-Hittman, Inc.)

Battery Engineering, Inc.                                                    Massachusetts
(direct subsidiary of Wilson Greatbatch Ltd.)

Greatbatch-Globe Tool, Inc.                                                  Minnesota
(direct subsidiary of Wilson Greatbatch Ltd.)

Greatbatch Technologies Advanced Research Laboratories, Inc.                 Delaware
(direct subsidiary of Wilson Greatbatch Ltd.)


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